Exhibit 99.1

HYATT HOTELS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 17, 2025, Hyatt Hotels Corporation ("Hyatt") completed a tender offer process to purchase all of the issued and outstanding ordinary shares of Playa Hotels & Resorts N.V. ("Playa") at a cash price of $13.50 per share (the "Offer Consideration" and such acquisition, the "Playa Acquisition").

Unless otherwise specified or required by the context, references in this report to "we," "our," "us," "Hyatt," and the "Company" refer to Hyatt Hotels Corporation, a Delaware corporation, and its consolidated subsidiaries. Throughout this report, the accompanying unaudited pro forma condensed combined financial information and associated adjustments are referred to as the "pro forma income statement," "pro forma balance sheet," and the "notes to the pro forma financial information," collectively, the "pro forma financial information." The pro forma financial information is condensed and unaudited, and also combined, except where such information by its presentation or context applies only to Hyatt or Playa.

Description of the Transactions

Playa Acquisition—Immediately prior to the acquisition date, Hyatt was the beneficial owner of 9.9% of Playa's outstanding shares. On June 11, 2025, the acquisition date, Hyatt paid cash of $1,497 million, obtained control over a majority of the outstanding shares, and repaid Playa's existing term loan for approximately $1,078 million, inclusive of $3 million of accrued interest. All remaining shares were acquired from June 12, 2025 to June 17, 2025. On June 17, 2025, we completed the Playa Acquisition. We accounted for the transaction as a business combination. The Playa Acquisition primarily consisted of 15 owned all-inclusive resorts across Mexico, the Dominican Republic, and Jamaica (the "Playa Portfolio").

Upon acquisition, each unvested restricted share and restricted stock unit award held by non-executive directors of Playa and certain terminating employees (collectively, the "Terminating Employees") became fully vested and was automatically converted into the right to receive cash, equal to the Offer Consideration multiplied by the total number of unvested ordinary shares as of immediately prior to the closing of the Playa Acquisition. Additionally, we assumed outstanding unvested restricted shares and restricted stock unit awards (the "Continuing Awards") that were previously granted to continuing employees under the Playa Hotels N.V. 2017 Omnibus Incentive Plan (the "Playa Plan") and converted each award into time-vested restricted stock units ("RSUs").

Transaction Financing—As a result of the Playa Acquisition, we entered into a credit agreement with a syndicate of lenders for a $1,700 million delayed draw term loan facility and borrowed $1,700 million (the "DDTL Loans"). We received approximately $1,694 million of proceeds, net of $6 million of issuance costs, which we used to finance the Playa Acquisition, repay certain indebtedness of Playa and its subsidiaries, and pay related fees and expenses. The DDTL Loans mature in 2028 and bear interest, at our option, at a base rate plus a range of 0.000% to 0.425% per annum, depending on our debt ratings, or Term Secured Overnight Financing Rate ("SOFR") plus a range of 0.815% to 1.425% per annum, depending on our debt ratings. Pursuant to the terms of the credit agreement, the occurrence of certain events triggers mandatory prepayment of the DDTL Loans. We will use the proceeds from our probable disposition of the Playa Portfolio to repay the DDTL Loans upon sale.

We also issued $500 million of 5.050% senior notes due 2028 at an issue price of 99.905% (the "2028 Notes") and $500 million of 5.750% senior notes due 2032 at an issue price of 99.936% (the "2032 Notes") (collectively, the "Senior Notes"). We received approximately $990 million of net proceeds from the sale, after deducting $10 million of underwriting discounts and other offering expenses. We used the net proceeds from the issuance to fund a portion of the purchase consideration for the Playa Acquisition. Interest is payable semi-annually on March 30 and September 30 of each year, beginning on September 30, 2025.

The DDTL Loans and Senior Notes are collectively referred herein as the "Transaction Financing."

Dispositions—Hyatt and Playa's historical consolidated income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024 include the effects of several dispositions. We adjusted for these dispositions in the pro forma financial information, as discussed further in the notes to the pro forma financial information.

Probable Disposition—On June 29, 2025, we entered into a definitive agreement with an unrelated third party to sell the entirety of the Playa Portfolio for $2,000 million, inclusive of a $200 million preferred equity investment in the third-party entity that will own the properties, and up to an additional $143 million of contingent consideration, if certain operating thresholds are met. On September 18, 2025, we sold one of the properties in Playa del Carmen, Mexico to an unrelated third party for $22 million, net of closing costs and proration adjustments, and used the proceeds to repay a portion of the DDTL Loans. These transactions are reflected on our historical unaudited condensed consolidated balance sheet at September 30, 2025. The sale of the 14 remaining properties is expected to close by the end of 2025 and is subject to regulatory approval in Mexico and other customary closing conditions. The assets and liabilities associated with the remaining properties were classified as held for sale on our historical unaudited condensed consolidated balance sheet at September 30, 2025. As described above, we will use the proceeds from the Probable Disposition to repay the outstanding balance on the DDTL Loans upon sale. Upon sale, we will enter into long-term management agreements with the prospective buyer for 13 of the 14 properties, the terms of which have been agreed-upon. Although the sale is being reflected in the pro forma financial information as a probable disposition, no assurance can be given that the sale will be completed.

Each of the above transactions are collectively referred herein as the "Transactions."

The unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with:

•	the historical audited consolidated financial statements of Hyatt as of and for the fiscal year ended December 31, 2024, and the related notes, included in Hyatt's Annual Report on Form 10-K;

•	the historical unaudited condensed consolidated financial statements of Hyatt as of and for the nine months ended September 30, 2025, and the related notes, included in Hyatt's Quarterly Report on Form 10-Q;

•	the historical audited consolidated financial statements of Playa as of and for the fiscal year ended December 31, 2024, and the related notes, included in Hyatt's Current Report on Form 8-K filed on March 17, 2025; and

•	the historical unaudited condensed consolidated financial statements of Playa as of and for the three months ended March 31, 2025, and the related notes, included in Hyatt's Current Report on Form 8-K/A on August 27, 2025.

The pro forma financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and should be read together with the accompanying notes (the "Notes"). Such Notes describe the assumptions and estimates related to the adjustments to the pro forma financial information.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the nine months ended September 30, 2025
(In millions of dollars, except share and per share amounts)

	Historical Hyatt (1)	Historical Playa Adjusted for Reclassifications (Note 2) (1)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 4)	Disposition Adjustments (Note 5)	Probable Disposition Adjustments (Note 6)		Pro Forma Combined
REVENUES:
Base management fees	$334	$1	$—		$—	$—	$18	(d)	$353
Incentive management fees	191	1	—		—	—	24	(d)	216
Franchise and other fees	366	2	(9	)(a)	—	—	—		359
Gross fees	891	4	(9)		—	—	42		928
Contra revenue	(69)	(8)	—		—	8	—		(69)
Net fees	822	(4)	(9)		—	8	42		859
Owned and leased	952	436	—		—	(2)	(641	)(a)	745
Distribution	769	—	—		—	—	—		769
Other revenues	35	1	—		—	—	—		36
Revenues for reimbursed costs	2,734	4	(6	)(a)	—	—	25	(a)(d)	2,757
Total revenues	5,312	437	(15)		—	6	(574)		5,166
DIRECT AND GENERAL AND ADMINISTRATIVE EXPENSES:
General and administrative	416	14	—		—	—	—		430
Owned and leased	786	280	(9	)(a)	—	(2)	(435	)(a)	620
Distribution	654	1	—		—	—	—		655
Other direct costs	66	—	—		—	—	—		66
Transaction and integration costs	130	78	—		—	—	(22	)(a)	186
Depreciation and amortization	245	34	—		—	—	(34	)(a)	245
Reimbursed costs	2,756	5	(6	)(a)	—	(2)	25	(a)(d)	2,778
Total direct and general and administrative expenses	5,053	412	(15)		—	(4)	(466)		4,980
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	41	—	—		—	—	—		41
Equity earnings (losses) from unconsolidated hospitality ventures	(40)	—	—		—	—	—		(40)
Interest expense	(230)	(37)	—		(8)	—	67	(a)(c)	(208)
Losses on sales of real estate and other	(2)	—	—		—	—	—		(2)
Asset impairments	(23)	—	—		—	—	—		(23)
Other income (loss), net	68	—	(10	)(d)	—	—	28	(b)	86
Income before income taxes	73	(12)	(10)		(8)	10	(13)		40
Benefit (provision) for income taxes	(103)	4	(10	)(e)	2	(5)	(31	)(e)	(143)
Net income (loss)	(30)	(8)	(20)		(6)	5	(44)		(103)
Net income attributable to noncontrolling interests	2	—	—		—	—	—		2
Net income (loss) attributable to Hyatt Hotels Corporation	$(32)	$(8)	$(20)		$(6)	$5	$(44)		$(105)
EARNINGS (LOSSES) PER CLASS A AND CLASS B SHARE:
Net income (loss) attributable to Hyatt Hotels Corporation—Basic	$(0.34)								$(1.11)
Net income (loss) attributable to Hyatt Hotels Corporation—Diluted	$(0.34)								$(1.11)

Basic weighted-average shares outstanding	95,689,842								95,689,842
Diluted weighted-average shares outstanding	95,689,842								95,689,842

(1) Hyatt's historical results include Playa's consolidated results from the acquisition date through September 30, 2025. Playa's historical results include the period from January 1, 2025 through the acquisition date.

See accompanying Notes to pro forma financial information.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the year ended December 31, 2024
(In millions of dollars, except share and per share amounts)

	Historical Hyatt	Historical Playa Adjusted for Reclassifications (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 4)	Disposition Adjustments (Note 5)	Probable Disposition Adjustments (Note 6)		Pro Forma Combined
REVENUES:
Base management fees	$399	$3	$—		$—	$1	$25	(d)	$428
Incentive management fees	242	3	—		—	—	34	(d)	279
Franchise and other fees	458	6	(17	)(a)	—	1	—		448
Gross fees	1,099	12	(17)		—	2	59		1,155
Contra revenue	(69)	—	—		—	—	—		(69)
Net fees	1,030	12	(17)		—	2	59		1,086
Owned and leased	1,174	915	—		—	(294)	(880	)(a)	915
Distribution	1,023	—	—		—	—	—		1,023
Other revenues	69	2	—		—	—	—		71
Revenues for reimbursed costs	3,352	10	(11	)(a)	—	84	33	(a)(d)	3,468
Total revenues	6,648	939	(28)		—	(208)	(788)		6,563
DIRECT AND GENERAL AND ADMINISTRATIVE EXPENSES:
General and administrative	548	26	1	(b)	—	—	—		575
Owned and leased	925	641	(13	)(a)(b)	—	(215)	(594	)(a)	744
Distribution	875	2	—		—	—	—		877
Other direct costs	94	—	—		—	—	—		94
Transaction and integration costs	42	25	4	(b)	—	—	—		71
Depreciation and amortization	333	79	—		—	(38)	(73	)(a)	301
Reimbursed costs	3,457	10	(11	)(a)	—	84	33	(a)(d)	3,573
Total direct and general and administrative expenses	6,274	783	(19)		—	(169)	(634)		6,235
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	49	—	—		—	—	—		49
Equity earnings (losses) from unconsolidated hospitality ventures	31	—	—		—	—	—		31
Interest expense	(180)	(89)	—		(72)	—	89	(a)(c)	(252)
Gains (losses) on sales of real estate and other	1,245	18	—		—	(1,052)	—		211
Asset impairments	(213)	—	—		—	27	—		(186)
Other income (loss), net	257	(3)	(39	)(d)	1	—	37	(b)	253
Income before income taxes	1,563	82	(48)		(71)	(1,064)	(28)		434
Benefit (provision) for income taxes	(267)	(8)	23	(e)	17	215	(47	)(e)	(67)
Net income	1,296	74	(25)		(54)	(849)	(75)		367
Net income attributable to noncontrolling interests	—	—	—		—	—	—		—
Net income attributable to Hyatt Hotels Corporation	$1,296	$74	$(25)		$(54)	$(849)	$(75)		$367
EARNINGS PER CLASS A AND CLASS B SHARE:
Net income attributable to Hyatt Hotels Corporation—Basic	$12.99								$3.70
Net income attributable to Hyatt Hotels Corporation—Diluted	$12.65								$3.60

Basic weighted-average shares outstanding	99,791,270								99,791,270
Diluted weighted-average shares outstanding	102,424,100								102,424,100

See accompanying Notes to pro forma financial information.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025
(In millions of dollars)

	Historical Hyatt	Probable Disposition Adjustments (Note 6)		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$697	$(8	)(b)(c)	$689
Restricted cash	1	—		1
Short-term investments	52	—		52
Receivables, net	930	6	(b)	936
Inventories	9	—		9
Prepaids and other assets	160	—		160
Prepaid income taxes	130	—		130
Current assets held for sale	138	(138	)(b)	—
Total current assets	2,117	(140)		1,977
Equity method investments	188	—		188
Property and equipment, net	1,726	—		1,726
Financing receivables, net	459	—		459
Operating lease right-of-use assets	339	—		339
Goodwill	3,448	—		3,448
Intangibles, net	2,265	—		2,265
Deferred tax assets	494	(1	)(e)	493
Other assets	2,883	124	(b)	3,007
Long-term assets held for sale	1,786	(1,786	)(b)	—
TOTAL ASSETS	$15,705	$(1,803)		$13,902
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$407	$—		$407
Accounts payable	360	—		360
Accrued expenses and other current liabilities	603	2	(c)(e)	605
Current contract liabilities	1,332	—		1,332
Accrued compensation and benefits	245	—		245
Current operating lease liabilities	35	—		35
Current liabilities held for sale	102	(102	)(b)	—
Total current liabilities	3,084	(100)		2,984
Long-term debt	5,607	(1,673	)(c)	3,934
Long-term contract liabilities	958	—		958
Long-term operating lease liabilities	251	—		251
Other long-term liabilities	1,963	18	(b)	1,981
Long-term liabilities held for sale	34	(34	)(b)	—
Total liabilities	11,897	(1,789)		10,108
EQUITY:
Preferred stock	—	—		—
Common stock	1	—		1
Additional paid-in capital	15	—		15
Retained earnings	3,603	(14	)(c)(e)	3,589
Accumulated other comprehensive loss	(135)	—		(135)
Total stockholders' equity	3,484	(14)		3,470
Noncontrolling interests	324	—		324
Total equity	3,808	(14)		3,794
TOTAL LIABILITIES AND EQUITY	$15,705	$(1,803)		$13,902

See accompanying Notes to pro forma financial information.

1.            BASIS OF PRESENTATION

The unaudited condensed combined pro forma financial information presents the pro forma effects of the Transactions for the respective periods based on available information and certain assumptions that we believe are reasonable and supportable.

In accordance with Accounting Standards Codification ("ASC") 805, Business Combinations, the Playa Acquisition was accounted for using the acquisition method of accounting, with Hyatt as the acquirer and Playa as the acquiree. Refer to our historical unaudited condensed consolidated financial statements as of and for the fiscal quarter ended September 30, 2025, and the related notes, included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 for significant assumptions and valuation methods used to estimate the fair value of the assets acquired and liabilities assumed, which are reflected on the pro forma balance sheet at September 30, 2025. These estimates are preliminary and based on available information as of the acquisition date. We will continue to evaluate the underlying inputs and assumptions used in our valuation of assets acquired and liabilities assumed. Accordingly, these estimates, along with any related tax impacts, are subject to change during the measurement period, which is up to one year from the date of acquisition.

We are currently in process of evaluating Playa's accounting policies, and our review will be finalized during the measurement period, which is up to one year from the date of acquisition, or as more information becomes available. As a result of our review, additional differences could be identified between the accounting policies of the two companies. There have not been any material accounting policy differences identified as of the date of this filing between the two companies that require adjustment in the pro forma financial information. Adjustments have been made to eliminate transactions between Hyatt and Playa.

The pro forma balance sheet at September 30, 2025 gives effect to the Probable Disposition, including the repayment of the DDTL Loans, as if the disposition had been consummated on September 30, 2025. No adjustments related to the Playa Acquisition, Transaction Financing, or Dispositions are necessary as these are already reflected in our consolidated balance sheet at September 30, 2025.

The pro forma income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024 give effect to each of the Transactions as if they had occurred on January 1, 2024.

The pro forma financial information does not reflect any expected cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Transactions or any integration costs that may be incurred.

The pro forma financial information is provided for informational purposes only and is not necessarily indicative of results that would have occurred had the Transactions been completed as of the dates indicated. Furthermore, the pro forma financial information does not purport to be indicative of the future financial position or operating results of the combined operations. Differences between these preliminary estimates and the final acquisition and disposition accounting may arise and these differences could have a material impact on our future results of operations and financial position.

2.            RECLASSIFICATION ADJUSTMENTS

Certain reclassifications have been made to Playa's historical income statements to conform to Hyatt's presentation. The tables below include a reconciliation of Playa's historical income statement to Hyatt's presentation:

	For the period from January 1, 2025 to June 10, 2025
Playa Financial Statement Line	Historical Playa	Reclassification Adjustment	Historical Playa Adjusted for Reclassifications	Hyatt Financial Statement Line
Revenue
Package	$378	$—	$378	Owned and leased revenues
Non-package	58	—	58	Owned and leased revenues
The Playa Collection	2	—	2	Franchise and other fee revenues
Management fees	(6)	7	1	Base management fee revenues
		1	1	Incentive management fee revenues
		(8)	(8)	Contra revenue
Cost reimbursements	4	—	4	Revenues for reimbursed costs
Other revenues	1	—	1	Other revenues
Total revenue	437	—	437
Direct and selling, general and administrative expenses
Direct	219	(1)	218	Owned and leased expenses
		1	1	Distribution expenses
Selling, general and administrative	154	(140)	14	General and administrative expenses
		78 (a)	78	Transaction and integration costs
		62 (b)	62	Owned and leased expenses
Depreciation and amortization	34	—	34	Depreciation and amortization expenses
Reimbursed costs	5	—	5	Reimbursed costs
Direct and selling, general and administrative expenses	412	—	412
Interest expense	(37)	—	(37)	Interest expense
Net income (loss) before tax	(12)	—	(12)
Income tax provision	4	—	4	Benefit (provision) for income taxes
Net income (loss)	$(8)	$—	$(8)

(a) Reclassifies costs primarily related to legal and financial advisory fees and termination fees related to franchise agreements.
(b) Reclassifies certain expenses related to owned hotels, including insurance expenses, sales and marketing expenses, rent expense, and credit card commissions.

	Year Ended December 31, 2024
Playa Financial Statement Line	Historical Playa	Reclassification Adjustment	Historical Playa Adjusted for Reclassifications	Hyatt Financial Statement Line
Revenue
Package	$796	$—	$796	Owned and leased revenues
Non-package	119	—	119	Owned and leased revenues
The Playa Collection	6	—	6	Franchise and other fee revenues
Management fees	6	(3)	3	Base management fee revenues
		3	3	Incentive management fee revenues
Cost reimbursements	10	—	10	Revenues for reimbursed costs
Other revenues	2	—	2	Other revenues
Total revenue	939	—	939
Direct and selling, general and administrative expenses
Direct	498	(2)	496	Owned and leased expenses
		2	2	Distribution expenses
Selling, general and administrative	199	(173)	26	General and administrative expenses
		25 (a)	25	Transaction and integration costs
		148 (b)	148	Owned and leased expenses
Depreciation and amortization	79	—	79	Depreciation and amortization expenses
Reimbursed costs	10	—	10	Reimbursed costs
Gain on sale of assets	(18)	—	(18)	Gains (losses) on sales of real estate and other
Gain on insurance proceeds	(3)	—	(3)	Owned and leased expenses
Direct and selling, general and administrative expenses	765	—	765
Interest expense	(89)	—	(89)	Interest expense
Loss on extinguishment of debt	(1)	—	(1)	Other income (loss), net
Other (expense) income	(2)	—	(2)	Other income (loss), net
Net income before tax	82	—	82
Income tax (provision) benefit	(8)	—	(8)	Benefit (provision) for income taxes
Net income	$74	$—	$74

(a) Reclassifies certain expenses related to the Playa acquisition and the related integration.

(b) Reclassifies certain expenses related to owned hotels, including insurance expenses, sales and marketing expenses, rent expense, and credit card commissions.

3.            TRANSACTION ACCOUNTING ADJUSTMENTS

(a)	Franchise agreements between Hyatt and Playa

   During the nine months ended September 30, 2025 and the year ended December 31, 2024, Playa paid Hyatt fees associated with the franchise agreements of Playa resorts operating under the Hyatt Ziva and Hyatt Zilara brands. The following table summarizes the adjustments to the pro forma financial information to eliminate this historical activity, which are intercompany transactions of the combined company.

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Adjustments related to Hyatt:
Franchise and other fee revenues	$(9)	$(17)
Revenues for reimbursed costs	$(6)	$(11)

Adjustments related to Playa:
Owned and leased expenses	$(9)	$(17)
Reimbursed costs	$(6)	$(11)

(b)	Share-based payments

   As described above, we assumed the Continuing Awards that were previously granted to continuing employees under the Playa Plan and converted each award into RSUs (the "Assumed Awards"). The number of shares issued for the Assumed Awards was based on the number of ordinary shares subject to such Continuing Award immediately prior to the closing of the Playa Acquisition multiplied by the applicable exchange ratio. The Assumed Awards continue to be governed by the terms of the Playa Plan and are subject to the same vesting and other terms and conditions as were applicable to the corresponding Continuing Awards, except that if the holder of an Assumed Award is terminated without "cause" or terminates employment for "good reason" within 12 to 24 months, as applicable for specified holders, following the closing of the Playa Acquisition, such holder's Assumed Awards will vest in full, subject to execution of a release.

   The fair value of these replacement awards, which was estimated based on the closing stock price of our Class A common stock on the acquisition date, was $17 million, of which $3 million was attributable to pre-combination vesting and was therefore included in the purchase consideration. The remaining $14 million is attributable to post-combination vesting and will be recognized as compensation expense on a straight-line basis over the requisite service period. We estimated compensation expense related to the Assumed Awards and made the following adjustments to the pro forma income statement for the year ended December 31, 2024:

General and administrative expenses	$1
Owned and leased expenses	$4
Transaction and integration costs	$4

   Adjustments to the pro forma income statement for the nine months ended September 30, 2025 were insignificant.

(c)	Transaction costs

   During the nine months ended September 30, 2025, we incurred $90 million of transaction costs, primarily related to legal and financial advisory fees, severance payments to Terminating Employees, and payments made to settle unvested awards of Terminating Employees. In addition, Playa incurred $67 million of transaction costs prior to the acquisition date, primarily related to legal and financial advisory fees and termination fees related to existing Playa franchise agreements. These non-recurring costs were recognized in transaction and integration costs on the pro forma income statement for the nine months ended September 30, 2025.

(d)	Other income (loss), net

   We eliminated $10 million and $49 million of Hyatt's historical gains on Playa shares from other income (loss), net on the pro forma income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively. We recognized a $10 million non-recurring realized gain, which represents the remeasurement of our previously-held ordinary shares in Playa to fair value on the acquisition date, in other income (loss), net on the pro forma income statement for the year ended December 31, 2024.

(e)	Taxes

   Income tax impacts were applied, as appropriate, to each of the Transaction Accounting adjustments. This includes the statutory rate in the jurisdiction that each adjustment applied. Although not reflected in the pro forma financial information, the effective tax rate of the combined company could be different than Hyatt's historical effective tax rate, either higher or lower, depending on various factors, including post-acquisition geographical mix of income.

   We recognized a $10 million provision for income taxes and a $23 million benefit for income taxes on the pro forma income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, to adjust for the tax impacts of the Transaction Accounting.

4.            TRANSACTION FINANCING ADJUSTMENTS

   As described above, we used the net proceeds from the Transaction Financing to finance the Playa Acquisition, repay certain indebtedness of Playa and its subsidiaries, and pay related fees and expenses.

   The adjustment to interest expense on the pro forma income statements consists of the following:

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Interest expense on DDTL Loans (1)	$41	$93
Interest expense on Senior Notes (2)	14	56
Financing fees incurred related to bridge facility	(11)	11
Removal of Playa's historical interest expense (3)	(36)	(88)
Pro forma adjustment	$8	$72

(1)	Calculated using an interest rate of 5.325%, which is estimated as SOFR plus 1.175%, and includes amortization of deferred financing fees, which were recognized using the effective interest rate method. We borrowed on the DDTL Loans in June 2025, and therefore the adjustment to the nine months ended September 30, 2025 includes the incremental interest expense. As described in Note 6, the DDTL Loans are expected to be repaid in full as a result of the Probable Disposition.
(2)	Calculated using interest rates of 5.050% for the 2028 Notes and 5.750% for the 2032 Notes and includes amortization of deferred financing fees, which were recognized using the effective interest rate method. The Senior Notes were issued in March 2025, and therefore the adjustment to the nine months ended September 30, 2025 includes the incremental interest expense.
(3)	Includes amortization of discounts and debt issuance costs and excludes costs related to finance lease obligations, which are adjusted in Note 6.

   Additionally, we eliminated Playa's historical $1 million loss on extinguishment of debt related to the repricing of the term loan in the second quarter of 2024, which was included in other income (loss), net on the pro forma income statement for the year ended December 31, 2024, as this debt was repaid in full on the acquisition date.

   Finally, we recognized a $2 million and $17 million benefit for income taxes on the pro forma income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, to adjust for the tax impacts of the Transaction Financing.

5.            DISPOSITION ADJUSTMENTS

   During the year ended December 31, 2024, Hyatt completed the dispositions of Hyatt Regency O'Hare Chicago, Hyatt Regency Orlando, Park Hyatt Zurich, Hyatt Regency San Antonio Riverwalk, Hyatt Regency Green Bay, and Hyatt Regency Aruba Resort Spa and Casino, and Playa completed the disposition of Jewel Palm Beach. In conjunction with Hyatt's dispositions, we entered into long-term management or franchise agreements. During the first quarter of 2025, Playa sold Jewel Paradise Cove. See Note 6 for adjustments related to the sale of the property in Playa del Carmen, Mexico.

   The following table summarizes the adjustments on the pro forma income statement for the nine months ended September 30, 2025 related to the Playa dispositions:

Owned and leased revenues	$(2)
Owned and leased expenses	$(2)
Benefit (provision) for income taxes	$(3)

   The following table summarizes the adjustments on the pro forma income statement for the year ended December 31, 2024 related to these dispositions. Certain impacts as a result of the dispositions, including the impacts of seller financing, if applicable, were excluded due to insignificance.

	Hyatt Dispositions	Playa Dispositions	Pro forma adjustment
Base management fee revenues	$5	$—	$5
Franchise and other fee revenues	$1	$—	$1
Owned and leased revenues	$(259)	$(35)	$(294)
Revenues for reimbursed costs	$88	$—	$88
Owned and leased expenses	$(181)	$(34)	$(215)
Depreciation and amortization expenses	$(35)	$(3)	$(38)
Reimbursed costs	$88	$—	$88
(Gains) losses on sales of real estate and other	$(1,034)	$(18)	$(1,052)
Asset impairments	$27	$—	$27
Benefit (provision) for income taxes	$214	$—	$214

   In addition, we removed the impacts of managing certain third-party owned resorts that were terminated by Playa prior to the acquisition date as these contracts were not acquired by Hyatt. The following table summarizes the adjustments on the pro forma income statements:

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Base management fee revenues	$—	$(4)
Contra revenue	$8	$—
Revenues for reimbursed costs	$—	$(4)
Reimbursed costs	$(2)	$(4)
Benefit (provision) for income taxes	$(2)	$1

6.            PROBABLE DISPOSITION ADJUSTMENTS

   As described above, on June 29, 2025, we entered into a definitive agreement to sell the Playa Portfolio to an unrelated third party. We closed on the sale of one of the properties in September 2025. The assets and liabilities related to the 14 remaining properties were classified as held for sale on our historical condensed consolidated balance sheet at September 30, 2025. We have adjusted the pro forma balance sheet to reflect the Probable Disposition as if it had been consummated on September 30, 2025. We have adjusted the pro forma income statements to reflect the Probable Disposition as if it had been consummated on January 1, 2024.

(a)	Historical income statement activity

   The following table summarizes the adjustments on the pro forma income statements to eliminate the historical revenues and expenses related to the Probable Disposition, and reclassify amounts that will be considered reimbursed costs after the sale:

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Owned and leased revenues	$(641)	$(880)
Revenues for reimbursed costs	$(2)	$(4)
Owned and leased expenses	$(435)	$(594)
Transaction and integration costs	$(22)	$—
Depreciation and amortization expenses	$(34)	$(73)
Reimbursed costs	$(2)	$(4)
Interest expense	$(1)	$(1)

(b)	Expected impacts of sale

   We adjusted the pro forma balance sheet to derecognize the assets and liabilities held for sale at September 30, 2025.

   The adjustment to cash and cash equivalents on the pro forma balance sheet reflects the expected net proceeds consists of the following:

Agreed value	$2,000
Less: preferred equity investment to be retained	(200)
Sold property in Playa del Carmen, Mexico (1)	(23)
Proration and other adjustments (2)	(72)
Estimated net proceeds	$1,705
Estimated costs to sell (3)	(10)
Estimated capital expenditures (3)	(21)
Pro forma adjustment	$1,674

(1) One of the properties in the Playa Portfolio was sold to a separate unrelated third party in September 2025. As a result of the sale, the purchase price for the 14 remaining properties in the Playa Portfolio was reduced dollar for dollar by the gross purchase price of the sale.

(2) Based on balances to be sold at September 30, 2025. Final amount will vary based on actual timing of the close of sale in accordance with the sale agreement.

(3) Includes estimated transaction costs, including legal and financial advisory costs, and estimated capital expenditures related to the Playa Portfolio, to which we are contractually committed.

   We will receive a $200 million preferred equity investment in the third-party entity that will own the properties, and up to an additional $143 million of contingent consideration, if certain operating thresholds are met. We estimated the fair value of the preferred equity investment and contingent consideration using a Monte Carlo simulation to model the probability of possible outcomes. The valuation methodology included assumptions and judgments regarding discount rates, volatility, timing of expected cash flows, estimated probability of achieving the contractual objectives, and hotel operating results. We estimated the fair value of our preferred equity investment, which is mandatorily redeemable, to be $109 million. This was recorded as a held-to-maturity debt security in other assets on the pro forma balance sheet. We estimated the fair value of the contingent consideration receivable to be $15 million, which was recorded in other assets on the pro forma balance sheet. Additionally, upon sale, we expect to record $6 million in receivables, net related to property damage insurance proceeds, which will be remitted to us by the prospective buyer when settled. This amount, which reflects the reimbursable repair costs of the impacted properties in the Dominican Republic, was recorded on the pro forma balance sheet.

   We estimated interest income on the preferred equity investment based on the contractual return and amortization of the initial discount recorded, and we recognized $25 million and $33 million in other income (loss), net on the pro forma income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

   As part of the Probable Disposition, we agreed to indemnify the prospective buyer for obligations the entities may incur as a result of pre-existing uncertain tax positions. We recognized these tax indemnifications in accordance with ASC 460, Guarantees, and estimated the fair value using a probability-based weighting approach to determine the likelihood of payment of the potential tax liabilities. The valuation methodology included assumptions and judgments regarding probability weighting, outcomes of tax assessments, and expected timing of cash flows. We recorded a $18 million guarantee liability in other long-term liabilities on the pro forma balance sheet. We amortized the liability into income over the estimated term of the guarantee, which is four years. We recognized $3 million and $4 million in other income (loss), net on the pro forma income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

   Due to the short period of time expected between the Playa Acquisition and the Probable Disposition of the Playa Portfolio, we do not expect to recognize a significant gain or loss on sale. As a result, no adjustment has been made to the pro forma income statements or pro forma balance sheet.

(c)	Repayment of Delayed Draw Term Loans

   Pursuant to the terms of the credit agreement for our DDTL Loans, the occurrence of certain events triggers mandatory prepayment of the DDTL Loans. We will use the proceeds from the Probable Disposition of the Playa Portfolio to repay the DDTL Loans in full upon sale. We made the following adjustments on the pro forma balance sheet for this repayment:

Cash and cash equivalents	$(1,682)
Accrued expenses and other current liabilities (1)	$(4)
Long-term debt (2)	$(1,673)

(1) Represents accrued interest expense at September 30, 2025.
(2) Includes $5 million of issuance costs to be written off upon repayment.

   In addition, the following table summarizes the adjustments to interest expense recognized on the pro forma income statements related to this repayment:

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Interest expense on DDTL Loans (see Note 4)	$(66)	$(93)
Write-off of DDTL Loans issuance costs (1)	—	5
Pro forma adjustment	$(66)	$(88)

(1) Amount is also included as an adjustment to retained earnings on the pro forma balance sheet.

(d)	Long-term management agreements

   Upon sale of the Playa Portfolio, we will simultaneously enter into long-term management agreements with the prospective buyer for 13 of the 14 properties. We did not enter into a management agreement for the property sold in Playa del Carmen, Mexico. These framework agreements, which include management fee terms, were agreed-upon concurrently with our definitive agreement to sell the Playa Portfolio on June 29, 2025. We estimated the revenues earned and expenses incurred using historical operating results of the resorts for the nine months ended September 30, 2025 and the year ended December 31, 2024 as well as the agreed-upon contractual terms of the management agreements. The following table summarizes the adjustments recognized on the pro forma income statements:

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Base management fee revenues	$18	$25
Incentive management fee revenues	$24	$34
Revenues for reimbursed costs	$27	$37
Reimbursed costs	$27	$37

(e)	Taxes

   We recognized a $31 million and $47 million provision for income taxes on the pro forma income statements for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, to adjust for the tax impacts of the Probable Disposition. This includes applying the statutory rate in the jurisdiction that each adjustment applied. We recorded the following adjustments on the pro forma balance sheet:

Deferred tax assets	$(1)
Accrued expenses and other current liabilities	$6
Retained earnings	$(8)